INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of GreatAmerica Leasing Receivables 2001-1, L.L.C. on Form S-1 of our report dated October 1, 2001, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/Deloitte & Touche LLP

Cedar Rapids, Iowa
October 2, 2001